Exhibit 99.2

Selected Financial Data (in thousands except number of employees)	3/31/2024	12/31/2023	3/31/2023
Scheduled CD maturities for subsequent quarter	$358,069	$296,905	$156,886
Average rate scheduled CD maturities for subsequent quarter	4.53%	4.02%	2.38%
Average loan rate - loan originations/renewals QTD (excludes fees)	8.05%	8.31%	7.88%
Cost of total deposits, Qtr-End	3.20%	3.24%	2.31%
Cost of interest-bearing DDAs, Qtr-End	3.96%	4.01%	3.12%
Cost of interest-bearing deposits, Qtr-End	4.01%	4.04%	3.08%
Noninterest bearing DDA balances, Qtr-End	$2,627,639	$2,643,101	$2,898,736
Reserve for unfunded commitments, Qtr-End	$742	$575	$575
Credit card spend QTD	$255,839	$267,529	$259,592
Credit card net income QTD	$2,155	$2,004	$1,689
Merchant services fees QTD	$508	$585	$455
Mortgage banking income QTD	$678	$792	$442
FDIC insurance QTD	$1,850	$9,300	$1,275
Write down tax credit investment QTD	$2,197	$4,723	$2,716
Salaries & employee benefits QTD	$22,986	$23,024	$19,066
Other operating expense	$7,195	$12,590	$6,702
Third party processing and other services QTD	$7,166	$7,841	$7,284
Equipment and occupancy expense QTD	$3,557	$3,860	$3,435
Earnings retention YTD	67%	71%	74%
Number of employees	611	598	581
QTD tax rate	17.50%	10.91%	18.07%
YTD tax rate	17.50%	15.43%	18.07%

Available Liquidity	3/31/2024

Cash	$1,450,899
Investment Securities (mkt value), net of pledged	$457,211
Total on balance sheet liquidity	$1,908,110

FHLB fundings availability	$2,761,350
Correspondent lines of credit availability	$265,000
Brokered deposit availability (25% of assets per policy)	$3,930,408
Federal Reserve Bank fundings availability	$2,153,267
Total Available Liquidity	$11,018,134